                                                                    EXHIBIT 10.2

            This SECOND TEMPORARY AND LIMITED WAIVER AND AGREEMENT dated as of July 8, 2005 (this "Waiver"), is entered into between COLLINS & AIKMAN AUTOMOTIVE HERMOSILLO, S.A. DE C.V., a Mexican sociedad anonima de capital variable (the "Construction Agent" or the "Company") and GE CAPITAL DE MEXICO,
S. DE R.L. DE C.V., a Mexican sociedad de responsabilidad limitada de capital variable (the "Owner") and relates to that certain Construction Agency Agreement, dated as of November 8, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Agreement"), between the Company and the Owner. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Agreement or Appendix A thereto.

                              W I T N E S S E T H:

      WHEREAS, the Company has requested and the Owner agrees to waive certain provisions of the Agreement and refrain from taking certain actions for a limited period of time as set forth herein;

      WHEREAS, the Owner is willing to so waive such provisions of the Agreement but only for a limited period of time pursuant to the terms and subject to the conditions set forth herein;

      WHEREAS, Collins, the maker of the Guaranty has filed for relief pursuant to Title 11 of the United States Bankruptcy Code (the "Filing");

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and the Owner agree as follows:

            SECTION 1. Waivers by the Owner; Next Advance

            (a) The Owner hereby temporarily and solely on the limited basis set forth herein waives the rights it may have to take action or exercise remedies as a result of the defaults under the provisions described in Exhibit A hereto (the "Waived Events") until the earliest of: (x) the occurrence of a Construction Agency Event of Default that is not a Waived Event or (y) July 15, 2005 (the period commencing on the date this Waiver becomes effective and ending on the earliest of the dates referred to in clauses (x) and (y) of this Section being referred to herein as the "Covered Period").

            (b) Notwithstanding the occurrence and existence of the Waived Events, on or before July 8, 2005, Owner shall make an Advance in an amount up to $1,315,764.03, less a Waiver Fee in the amount of $50,000 plus applicable taxes which the Construction Agent agrees may be deducted from the Advance, on the terms and subject to the conditions (not waived hereby) as provided in the Agreement.

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            (c) The Owner agrees that during the Covered Period, but only during such period, a Waived Event (i) shall not constitute a Construction Agency Event of Default and (ii) shall not constitute the basis for the declaration of any Construction Agency Event of Default.

            (d) The waivers and agreements provided for by paragraphs (a), (b) and (c) above shall terminate and expire automatically and without notice or other action of any kind whatsoever at 11:59 p.m., New York City time, on the final day of the Covered Period, and at all times thereafter the Agreement shall apply in all respects, and the Owner shall have all such rights and remedies, as if this Waiver had never been granted (and shall not for the purpose of the occurrence of any Construction Agency Event of Default be required to provide notice of and an opportunity to cure any Waived Event).

            SECTION 2. Representations and Warranties. The Company hereby represents and warrants to the Owner that, as of the date hereof and after giving effect to this Waiver:

            (a) The execution, delivery and performance by the Company of this Waiver (i) are within the Company's corporate power and (ii) have been duly authorized by all necessary or proper corporate and shareholder action.

            (b) When duly executed and delivered by the Company, each of this Waiver and the Agreement shall constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

            (c) The execution, delivery and performance by the Company of this Waiver will not contravene any provision of applicable law, rule or regulation or of the articles of incorporation or bylaws of the Company or constitute a default under any agreement or any judgment, injunction, order, writ, decree or other instrument binding upon the Company or result in the creation or imposition of any adverse Claim on the assets of the Company (except as contemplated by the Agreement).

            (d) The execution, delivery and performance by the Company of this Waiver does not require any action by or in respect of, or filing with, any Governmental Authority or official thereof, other than has been obtained or made and other than as will be made on a Form 8-K with the Securities and Exchange Commission, which Form 8-K will disclose the transactions contemplated by this Waiver.

            (e) Subject to matters that are described in the "Internal Accounting Investigation and Related Matters" section of the C&A press release dated March 17, 2005, all of the representations and warranties of the Company contained in this Waiver, the Agreement and the other Construction Documents are true and correct in all material respects on and as of the date hereof, as if then made (other than representations and warranties which expressly speak as of a different date, which are true and correct in all material respects as of that date).

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            (f) After giving effect to this Waiver, no Construction Agency Event of Default (or event with which the giving of notice or passage of time would constitute a Construction Agency Event of Default) has occurred and is continuing.

            SECTION 3. Waiver Fee. In consideration of the agreements of the Owner contained in this Waiver, the Company agrees to pay to the Owner, a waiver fee (the "Waiver Fee") equal to Fifty Thousand Dollars ($50,000) plus applicable taxes.

            SECTION 4. Conditions to Effectiveness. This Waiver shall become effective as of July 8, 2005, when (a) the Owner shall have received (i) a counterpart of this Waiver that bears the signature of the Company and Collins and (ii) the Waiver Fee, (b) the representations and warranties set forth in
Section 2 hereof are true and correct and (c) all fees and expenses required to be paid or reimbursed by the Company pursuant hereto or to the Agreement or otherwise, including all invoiced fees and expenses of counsel to the Owner shall have been paid or reimbursed, as applicable.

            SECTION 5. Reservation of Rights. Except as specifically waived hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof and prior to the execution of this Waiver. Without limiting the generality of the foregoing, the waivers and agreement in this Waiver shall not affect the obligations of the Company or the rights of the Owner under the Agreement or with respect to Collins except as specifically set forth in Section 1, all of such rights being expressly reserved. This Waiver shall be limited solely and narrowly to the matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any term or condition of the Agreement or any other Operative Document, except as expressly set forth herein, (ii) prejudice any right or remedy which Owner or Lessor may have in the future by reason of the expiration of the Covered Period, or otherwise, under or in connection with the Agreement or any other Operative Document as to Collins or any other party, (iii) require the Owner or the Lessor to agree to the same or any similar waiver or transaction on a future occasion, or (iv) create any rights herein in favor of Collins, another Person or other beneficiary or otherwise. Company agrees that for the purposes of Section 4.1 of the Agreement (Construction Agency Events of Default) a breach of an agreement or representation or warranty of the Company contained in this Waiver shall be given the same effect as a breach of an agreement or representation or warranty of the Company under Section 4.1(i),
(iii) or (v), as the case may be, of the Agreement. Owner's rights as to Collins shall be subject only to the effect, if any, of the Filing.

            SECTION 6. Counterparts. This Waiver may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Waiver by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Waiver.

            SECTION 7. Expenses. The Company agrees to reimburse the Owner for its out-of-pocket expenses in connection with this Waiver, including the fees, charges and disbursements of counsel for the Owner.

            SECTION 8. Headings. The headings of this Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

             [Remainder of page left blank. Signature pages follow.]

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                                                           SIGNATURE PAGE TO
                                                           WAIVER DATED AS OF
                                                           July 8, 2005

            IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective authorized officers as of the day and year first written above.

                                          COLLINS & AIKMAN AUTOMOTIVE
                                          HERMOSILLO, S.A. DE C.V., as
                                          Construction Agent and as Company

                                          By:___________________________________
                                          Name: Jay Knoll
                                          Title:

                                                          SIGNATURE PAGE TO
                                                          WAIVER DATED AS OF
                                                          July __,2005

GE CAPITAL DE MEXICO, S. DE R. L. DE C.V., as Owner

By: ___________________________
Name: _________________________
Title: Duly Authorized Signatory

                                    EXHIBIT A

                                  WAIVED EVENTS

      Capitalized terms used and not defined herein have the respective meanings assigned to them in the Agreement.

1. The portion of Section 2.3(b) that requires that no material adverse change in Guarantor or its business will be waived during the Covered Period.

2. The portion of Section 2.3(h) that requires that the Construction Agent deliver an officer's certificate including standard representations and warranties and representing that no Construction Agency Default has occurred and is continuing only with respect to the Waived Events will be waived during the Covered Period.

3. Section 2.6(t) will be waived during the Covered Period as it applies to Sections 1(b) and (d) of Exhibit IV. In addition, the Owner agrees to extend the Covered Period of the Waiver and Agreement dated as of March 16, 2005 between Construction Agent and Owner, through the Covered Period of this Waiver.

4. The portion of Section 4.1(viii) that pertains to Collins admitting in writing its inability to pay its debts as they become due will be waived during the Covered Period.

5. The portion of Section 4.1(ix) that pertains to Collins filing a voluntary petition in bankruptcy concurso mercantil or a voluntary petition or answer seeking reorganization in a proceeding under any bankruptcy or receivership laws or by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy concurso mercantil, receivership or other similar law providing for the reorganization or liquidation of corporations, or providing for an agreement, composition, extension or adjustment with its creditors will be waived during the Covered Period.

6. Any default under Section 4.1(xii) which results solely from a default under the Credit Agreement and/or the Operative Documents due to the Filing will be waived for the Covered Period.

7. Any default under Section 4.1(xiv) which results solely from a default under any other agreement between the Owner (or any Affiliate of Owner) and the Construction Agent or Collins (including without limitation the Intercompany Agreement and the Fee Letter) due to the Filing will be waived for the Covered Period.

8. The portion of Section 4.1(xv) that pertains to a default under any of Collins' credit agreements or financing facilities or similar arrangements under which any indebtedness equal to or exceeding an aggregate principal amount of $35,000,000 or more was created or is governed thereby which has not been duly waived or cured thereunder will be waived during the Covered Period.